UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2025

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)
1 (212)
761-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MSDL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On May 19, 2025, Morgan Stanley Direct Lending Fund (the “Company”) and U.S. Bank Trust Company, National Association (the “Trustee”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture between the Company and the Trustee, dated February 11, 2022 (the “Base Indenture,” and together with the Third Supplemental Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of $350.0 million aggregate principal amount of its 6.000% notes due 2030 (the “Notes”).
The Notes will mature on May 19, 2030 and may be redeemed in whole or in part at the Company’s option at any time prior to April 19, 2030 at par value plus a “make-whole” premium calculated in accordance with terms under “optional redemption” in the Indenture and at par value on April 19, 2030 or thereafter. The Notes bear interest at a rate of 6.000% per year payable semi-annually on May 19 and November 19 of each year, commencing on November 19, 2025. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to repurchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.
The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form
N-2
(File
No. 333-283477)
(the “Registration Statement”), the preliminary prospectus supplement dated May 12, 2025 and the pricing term sheet filed with the Securities and Exchange Commission on May 12, 2025. The transaction closed on May 19, 2025. The net proceeds to the Company were approximately $342.5 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds to repay outstanding secured indebtedness under its financing arrangements and for general corporate purposes.
The foregoing descriptions of the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the
Third Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
In connection with the issuance of the Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the Notes, the Company receives a fixed interest rate of 6.253% per annum and pays a floating interest rate of SOFR + 2.5415% per annum on $350.0 million of the Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03
contained
in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of February 11, 2022, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 11, 2022).

4.2	Third Supplemental Indenture, dated May 19, 2025, relating to the 6.000% Notes due 2030, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 6.000% Notes due 2030 (Incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2025	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer